                    EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 33-68196 on Form S-8 dated
September 1, 1993, Registration Statement No. 333-63597 on Form S-8 dated September 17, 1998 and
Registration Statement No. 333-62400 on Form S-8 dated June 6, 2001 of our report on the consolidated financial statements and report as to schedules included in the Annual Report on Form 10-K of Hickok
Incorporated for the year ended September 30, 2001.

/s/ Meaden & Moore, Ltd.
MEADEN & MOORE, Ltd.
Certified Public Accountants

December 13, 2001
Cleveland, Ohio